NEUMAN & DRENNEN, LLC

Attorneys at Law

TEMPLE-BOWRON H OUSE

1507 PINE STREET

BOULDER, COLORADO 80302

Clifford L. Neuman, P.C. Telephone: (303) 449-2100 Telephone: (303) 221-4700

E-mail: clneuman@neuman.com Facsimile: (303) 449-1045 Facsimile: (303) 694-4633

March 30, 2001

XML - Global Technologies, Inc.

1038 Homer Street

Vancouver, B.C. Canada V6B 2W9

           Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to XML - Global Technologies, Inc. (the "Company") in connection with Registration Statement on Form S-8 (the "Registration Statement") to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 4,000,000 shares of Common Stock, $.0001 par value ("Common Stock"). In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

Based upon the foregoing, we are of the opinion as follows:

           1.      The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

           2.       The Company's authorized capital consists of five hundred million (500,000,000) shares of Common Stock having a par value of $0.0001 each and one hundred million (100,000,000) shares of Preferred Stock having a par value of $.01 each.

           3.        The 4,000,000 shares of the Company's Common Stock being registered for sale as more fully described in the Registration Statement are lawfully and validly issued, fully paid and non-assessable securities of the Company.

                                                                                        Sincerely,

                                                                                        Clifford L. Neuman

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